EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69787) of Arden Group, Inc. and its subsidiaries of our report dated March 12, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Los Angeles, California
April 2, 2004